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                                                                    Exhibit 99.1




ICU MEDICAL, INC.


                           ICU MEDICAL, INC. ANNOUNCES
                         SETTLEMENT OF PATENT LITIGATION


         APRIL 20, 2005, SAN CLEMENTE, CALIFORNIA --ICU Medical, Inc., (NASDAQ/NMS:ICUI), a leading low cost manufacturer of safe medical connectors and custom intravenous systems, today announced that ICU Medical, Inc. and B. Braun Medical Inc. have settled the patent infringement suit that ICU Medical filed against B. Braun. The terms of the settlement are confidential. The patent litigation has been dismissed.

Frank O'Brien, Chief Financial Officer of ICU stated, "We are pleased to resolve this patent infringement issue and eliminate the large future expense of the litigation."

CONTACT:   Francis J. O'Brien
           Chief Financial Officer
           ICU Medical, Inc.
           (949) 366-2183

           John F. Mills
           Managing Director
           Integrated Corporate Relations
           (310) 395-2215